UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016 (May 3, 2016)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Alnylam Pharmaceuticals, Inc. (the “Company”) was held on May 3, 2016. As of March 11, 2016, the record date for the Annual Meeting, 85,355,302 shares of the Company’s common stock were issued and outstanding. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

1. The Company’s stockholders re-elected the three persons listed below as Class III directors, each to serve until the Company’s 2019 annual meeting of stockholders and until his or her successor is duly elected and qualified. The voting results were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Steven M. Paul, M.D.	69,348,665	2,892,943	32,406	4,813,661
Amy W. Schulman	70,925,597	1,315,825	32,592	4,813,661
Kevin P. Starr	69,319,567	2,927,691	26,756	4,813,661

The terms of office of the following directors continued after the Annual Meeting:

Dennis A. Ausiello, M.D.

Michael W. Bonney

John K. Clarke

Marsha H. Fanucci

John M. Maraganore, Ph.D.

David E.I. Pyott

Paul R. Schimmel, Ph.D.

Phillip A. Sharp, Ph.D.

2. The Company’s stockholders approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,271,973	6,957,004	45,037	4,813,661

3. The Company’s stockholders ratified the appointment by the Company’s Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,735,248	324,156	28,271	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: May 6, 2016

	By:	/s/ Michael P. Mason
Michael P. Mason Vice President, Finance and Treasurer